UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 23, 2013

FLEXTRONICS INTERNATIONAL LTD.

(Exact Name of Registrant as Specified in Its Charter)

Singapore	0-23354	Not Applicable
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2 Changi South Lane, Singapore	486123
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (65) 6890-7188

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02                   Results of Operations and Financial Condition.

On January 24, 2013, Flextronics International Ltd. (the “Company”) issued a press release announcing its financial results for the third quarter ended December 31, 2012.  A copy of the press release is furnished with this report as Exhibit 99.1.

The information in this Item 2.02 of this Current Report on Form 8-K and Exhibit 99.l attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that Section, nor shall they be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filing.

Item 2.05                   Costs Associated with Exit or Disposal Activities.

On January 23, 2013, the Audit Committee of the Company’s Board of Directors approved a series of restructuring activities, which are intended to rationalize the Company’s global manufacturing capacity and infrastructure as a result of the current challenging macroeconomic environment. The restructuring activities are intended to improve our operational efficiencies by reducing excess workforce and capacity. In addition to these cost reductions, these activities will result in a further shift of manufacturing capacity to locations with higher efficiencies and lower costs.

The Company expects the total estimated pre-tax costs associated with these activities to be between $100 million and $125 million, comprised primarily of employee related costs of approximately $90 million to $110 million and the remaining costs associated with other exit related costs.  The Company expects the future cash expenditures for these restructuring activities to be between $90 million and $110 million. The Company expects to recognize these charges in its quarter ending March 31, 2013.  The amount and timing of the actual charges may vary due to several factors, including the fact that certain of the restructuring activities are subject to required consultation activities with the Company’s employees and their representatives and compliance with statutory severance requirements in certain jurisdictions.

Safe Harbor Statement

This report contains forward-looking statements, including those regarding the expected nature, timing, reductions, objectives, expected cost savings, and charges associated with the Company’s restructuring actions.  All forward-looking statements are based on management’s estimates, projections and assumptions as of the date hereof and include the assumptions that underlie such statements.  These statements are subject to known and unknown risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements, including but not limited to: uncertain global and economic market conditions; the Company’s ability to implement the actions as planned; retention of key employees; changes in the Company’s business requirements; and the possibility that benefits of the actions may not materialize as expected.  Additional information concerning these and other risks is described under “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our reports on Form 10-K, 10-Q and 8-K that we file with the U.S. Securities and Exchange Commission. The Company undertakes no obligation to revise or update any forward-looking statements.

Item 9.01                   Financial Statements and Exhibits

(d) Exhibits

Exhibit

99.1	Press release, dated January 24, 2013, issued by Flextronics International Ltd.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FLEXTRONICS INTERNATIONAL LTD.

Date: January 24, 2013	By:	/s/ Paul Read
		Name:	Paul Read
		Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press release, dated January 24, 2013, issued by Flextronics International Ltd.